                                                                   Exhibit 23(c)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 and the related Prospectus, of our report dated June 18, 1996, relating to the audited historical summary of gross income and direct operating expenses of Maryland Trade Center I and II, for the year ended December 31, 1995, which report is included in the Trust's Current Report on Form 8-K dated May 31, 1996, as amended by Amendment No. 1 dated July 25, 1996.


STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
March 5, 1997